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                                                                         NSAR ITEM 77O

                                                       VK Trust for Investment Grade New York Municipal
                                                                      10f-3 Transactions

  UNDERWRITING #            UNDERWRITING               PURCHASED FROM   AMOUNT OF SHARES  % OF UNDERWRITING  DATE OF PURCHASE
                                                                           PURCHASED
         1          Virgin Island Public Financing       Paine Webber       1,000,000          0.335%           11/10/99
         2               NY State Dorm-Courts            Paine Webber       1,000,000          0.345%           12/10/99
                         NY State Dorm-Courts            Paine Webber       1,000,000          0.364%           12/10/99
         3         NY Dorm Authority - Mental Health      JP Morgan         2,340,000           1.64%           10/06/00
         4       Nassau County Finance Authority - NY      Goldman          2,000,000            .78%           10/19/00
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Underwriting Participants

Underwriter #1                    Underwriter #2                      Underwriter #3:
--------------                    --------------                      ---------------
Morgan Stanley                    Bear Stearns                        Bear Stearns & Co. Inc.
Roosevelt & Cross                 Goldman Sachs                       First Albany Corporation
                                  Nations Bank                        Morgan Stanley & Co., Incorporated
                                  Morgan Stanley                      Raymond James and Associates, Inc.
                                  Prudential                          Salomon Smith Barney
                                  Advest                              Fleet Securities, Inc.
                                  MR Beal & Company                   Ramirez & Co., Inc.
                                  First Albany                        William E. Simon & Sons Municipal Securities Inc.
                                  Lebenthal & Company
                                  JP Morgan
                                  PaineWebber


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Underwriter #4:
---------------
Goldman, Sachs & Co.
PaineWebber Incorporated
First Albany Corporation
Morgan Stanley Dean Witter
Salomon Smith Barney
M.R. Beal & Company
Fleet Securities, Inc.
Merrill Lynch & Co.
Ramirez & Co. Inc.
Roosevelt & Cross, Inc.
William E. Simon & Sons Municipal Securities Inc.